    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the shareholder report of American Century Municipal
Trust (the "Registrant") on Form N-CSR for the period ending May 31, 2003 (the
"Report"), we, the undersigned, certify, pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 30, 2003

                                      /s/William M. Lyons
                                      William M. Lyons
                                      President
                                      (chief executive officer)

                                      /s/Maryanne L. Roepke
                                      Maryanne L. Roepke
                                      Sr. Vice President, Treasurer &
                                      Chief Accounting Officer
                                      (chief financial officer)